Filed Pursuant to Rule 424(b)(3)
Registration No. 333-280298

AB CarVal Credit Opportunities Fund

(the “Fund”)

Common Shares of Beneficial Interest

Class A Shares

Advisor Shares

Class C Shares

Class U Shares

Supplement dated January 13, 2026

to the Fund’s currently effective Prospectus dated October 28, 2025

James Ganley has announced his retirement as Managing Principal of AB CarVal Investors, L.P. (the “Adviser”). Accordingly, Mr. Ganley no longer serves as a portfolio manager of the Fund. Mr. Ganley will continue to serve as President and Principal Executive Officer of the Fund and as Executive Chairman of the Adviser.

Jody Gunderson, Lucas Detor, David Fry, Chris Hedberg, Matthew Bogart, John Withrow and Roger Newkirk continue to serve as portfolio managers for the Fund.

Accordingly, effective immediately, all references in the Prospectus to Mr. Ganley in his capacity as a portfolio manager of the Fund are deleted in their entirety.

Investors should retain this supplement for future reference.